Exhibit 10.12

SAGE THERAPEUTICS, INC.

Employee Non-Competition, Non-Solicitation, Confidentiality and Assignment Agreement

In consideration and as a condition of my employment or continued employment by Sage Therapeutics, Inc., a Delaware corporation (the “Company”). I agree as follows:

1. Proprietary Information. I agree that all information, whether or not in writing, concerning the Company’s business, technology, business relationships or financial affairs which the Company has not released to the general public (collectively, “Proprietary Information”) is and will be the exclusive property of the Company. By way of illustration, Proprietary Information may include information or material which has not been made generally available to the public, such as: (a) corporate information, including plans, strategies, methods, policies, resolutions, negotiations or litigation; (b) marketing information, including strategies, methods, customer identities or other information about customers, prospect identities or other information about prospects, or market analyses or projections; (c) financial information, including cost and performance data, debt arrangements, equity structure, investors and holdings, purchasing and sales data and price lists; (d) operational and technological information, including plans, specifications, manuals, forms, templates, software, designs, methods, procedures, formulas, discoveries, inventions, improvements, concepts and ideas; and (e) personnel information, including personnel lists, reporting or organizational structure, resumes, personnel data, compensation structure, performance evaluations and termination arrangements or documents. Proprietary Information also includes information received in confidence by the Company from its customers or suppliers or other third parties.

2. Recognition of Company’s Rights. I will not, at any time, without the Company’s prior written permission, either during or after my employment, disclose any Proprietary Information to anyone outside of the Company, or use or permit to be used any Proprietary Information for any purpose other than the performance of my duties as an employee of the Company. I will cooperate with the Company and use my best efforts to prevent the unauthorized disclosure of all Proprietary Information. I will deliver to the Company all copies of Proprietary Information in my possession or control upon the earlier of a request by the Company or termination of my employment. I will not under any circumstances, (A) remove any source code of the Company from the premises of the Company or (B) remotely access any source code of the Company.

3. Rights of Others. I understand that the Company is now and may hereafter be subject to nondisclosure or confidentiality agreements with third persons which require the Company to protect or refrain from use of Proprietary Information. I agree to be bound by the terms of such agreements in the event I have access to such Proprietary Information.

4. Commitment to Company; Avoidance of Conflict of Interest. While an employee of the Company, I will devote my full-time efforts to the Company’s business and I will not engage in any other business activity that conflicts with my duties to the Company. I will advise the president of the Company or his or her nominee at such time as any activity of either the Company or another business presents me with a conflict of interest or the appearance of a conflict of interest as an employee of the Company. I will take whatever action is requested of me by the Company to resolve any conflict or appearance of conflict which it finds to exist.

5. Developments. I will make full and prompt disclosure to the Company of all inventions, discoveries, designs, developments, methods, modifications, improvements, processes, algorithms, databases, computer programs, formulae, techniques, trade secrets, graphics or images, audio or visual works and other works of authorship (collectively “Developments”), whether or not patentable or copyrightable, that are created, made, conceived or reduced to practice by me (alone or jointly with others) or under my direction during the period of my employment. I acknowledge that all work performed by me is on a “work for hire” basis, and I hereby do assign and transfer and, to the extent any such assignment cannot be made at present, will assign and transfer, to the Company and its successors and assigns all my right, title and interest in all Developments that (a) relate to the business of the Company or any customer of or supplier to the Company or any of the products or services being researched, developed, manufactured or sold by the Company or which may be used with such products or services; or (b) result from tasks assigned to me by the Company; or (c) result from the use of premises or personal property (whether tangible or intangible) owned, leased or contracted for by the Company (“Company-Related Developments”), and all related patents, patent applications, trademarks and trademark applications, copyrights and copyright applications, and other intellectual property rights in all countries and territories worldwide and under any international conventions (“Intellectual Property Rights”).

To preclude any possible uncertainty, I have set forth on Exhibit A attached hereto a complete list of Developments that I have, alone or jointly with others, conceived, developed or reduced to practice prior to the commencement of my employment with the Company that I consider to be my property or the property of third parties and that I wish to have excluded from the scope of this Agreement (“Prior Inventions”). If disclosure of any such Prior Invention would cause me to violate any prior confidentiality agreement, I understand that I am not to list such Prior Inventions in Exhibit A but am only to disclose a cursory name for each such invention, a listing of the party(ies) to whom it belongs and the fact that full disclosure as to such inventions has not been made for that reason. I have also listed on Exhibit A all patents and patent applications in which I am named as an inventor, other than those which have been assigned to the Company (“Other Patent Rights”). If no such disclosure is attached, I represent that there are no Prior Inventions or Other Patent Rights. If, in the course of my employment with the Company, I incorporate a Prior Invention into a Company product, process or machine or other work done for the Company, I hereby grant to the Company a nonexclusive, royalty-free, paid-up, irrevocable, worldwide license (with the full right to sublicense) to make, have made, modify, use, sell, offer for sale and import such Prior Invention. Notwithstanding the foregoing, I will not incorporate, or permit to be incorporated, Prior Inventions in any Company-Related Development without the Company’s prior written consent.

This Agreement does not obligate me to assign to the Company any Development which, in the sole judgment of the Company, reasonably exercised, is developed entirely on my own time and does not relate to the business efforts or research and development efforts in which, during the period of my employment, the Company actually is engaged or reasonably would be engaged, and does not result from the use of premises or equipment owned or leased by the Company. However, I will also promptly disclose to the Company any such Developments for the purpose of determining whether they qualify for such exclusion. I understand that to the extent this Agreement is required to be construed in accordance with the laws of any state which precludes a requirement in an employee agreement to assign certain classes of inventions made by an employee, this paragraph 5 will be interpreted not to apply to any invention which a court rules and/or the Company agrees falls within such classes. I also hereby waive all claims to any moral rights or other special rights which I may have or accrue in any Company-Related Developments.

6. Documents and Other Materials. I will keep and maintain adequate and current records of all Proprietary Information and Company-Related Developments developed by me during my employment, which records will be available to and remain the sole property of the Company at all times.

All files, letters, notes, memoranda, reports, records, data, sketches, drawings, notebooks, layouts, charts, quotations and proposals, specification sheets, program listings, blueprints, models, prototypes, or other written, photographic or other tangible material containing Proprietary Information, whether created by me or others, which come into my custody or possession, are the exclusive property of the Company to be used by me only in the performance of my duties for the Company. Any property situated on the Company’s premises and owned by the Company, including without limitation computers, disks and other storage media, filing cabinets or other work areas, is subject to inspection by the Company at any time with or without notice. In the event of the termination of my employment for any reason, I will deliver to the Company all files, letters, notes, memoranda, reports, records, data, sketches, drawings, notebooks, layouts, charts, quotations and proposals, specification sheets, program listings, blueprints, models, prototypes, or other written, photographic or other tangible material containing Proprietary Information, and other materials of any nature pertaining to the Proprietary Information of the Company and to my work, and will not take or keep in my possession any of the foregoing or any copies.

7. Enforcement of Intellectual Property Rights. I will cooperate fully with the Company, both during and after my employment with the Company, with respect to the procurement, maintenance and enforcement of Intellectual Property Rights in Company-Related Developments. I will sign, both during and after the term of this Agreement, all papers, including without limitation copyright applications, patent applications, declarations, oaths, assignments of priority rights, and powers of attorney, which the Company may deem necessary or desirable in order to protect its rights and interests in any Company-Related Development. If the Company is unable, after reasonable effort, to secure my signature on any such papers, I hereby irrevocably designate and appoint each officer of the Company as my agent and attorney-in-fact to execute any such papers on my behalf, and to take any and all actions as the Company may deem necessary or desirable in order to protect its rights and interests in any Company-Related Development.

8. Non-Competition and Non-Solicitation. In order to protect the Company’s Proprietary Information and good will, during my employment and for a period of twelve (12) months following the termination of my employment for any reason (the “Restricted Period”), I will not directly or indirectly, whether as owner, partner, shareholder, director, consultant, agent, employee, coventurer or otherwise, engage, participate or invest in any business activity anywhere in the world that develops, manufactures or markets any products, or performs any services, that are otherwise competitive with or similar to the products or services of the Company, or products or services that the Company has under development or that are the subject of active planning at any time during my employment; provided that this shall not prohibit any possible investment in publicly traded stock of a company representing less than one percent of the stock of such company. In addition, during the Restricted Period, I will not, directly or indirectly, in any manner, other than for the benefit of the Company, (a) call upon, solicit, divert or take away any of the customers, business or prospective customers of the Company or any of its suppliers, and/or (b) solicit, entice or attempt to persuade any other employee or consultant of the Company to leave the services of the Company for any reason. I acknowledge

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and agree that if I violate any of the provisions of this paragraph 8, the running of the Restricted Period will be extended by the time during which I engage in such violation(s).

9. Government Contracts. I acknowledge that the Company may have from time to time agreements with other persons or with the United States Government or its agencies which impose obligations or restrictions on the Company regarding inventions made during the course of work under such agreements or regarding the confidential nature of such work. I agree to comply with any such obligations or restrictions upon the direction of the Company. In addition to the rights assigned under paragraph 5, I also assign to the Company (or any of its nominees) all rights which I have or acquired in any Developments, full title to which is required to be in the United States under any contract between the Company and the United States or any of its agencies.

10. Prior Agreements. I hereby represent that, except as I have fully disclosed previously in writing to the Company, I am not bound by the terms of any agreement with any previous employer or other party to refrain from using or disclosing any trade secret or confidential or proprietary information in the course of my employment with the Company or to refrain from competing, directly or indirectly, with the business of such previous employer or any other party. I further represent that my performance of all the terms of this Agreement as an employee of the Company does not and will not breach any agreement to keep in confidence proprietary information, knowledge or data acquired by me in confidence or in trust prior to my employment with the Company. I will not disclose to the Company or induce the Company to use any confidential or proprietary information or material belonging to any previous employer or others.

11. Remedies Upon Breach. I understand that the restrictions contained in this Agreement are necessary for the protection of the business and goodwill of the Company and I consider them to be reasonable for such purpose. Any breach of this Agreement is likely to cause the Company substantial and irrevocable damage and therefore, in the event of such breach, the Company, in addition to such other remedies which may be available, will be entitled to specific performance and other injunctive relief.

12. Use of Voice, Image and Likeness. I give the Company permission to use my voice, image or likeness, with or without using my name, for the purposes of advertising and promoting the Company, or for other purposes deemed appropriate by the Company in its reasonable discretion, except to the extent expressly prohibited by law.

13. Publications and Public Statements. I will obtain the Company’s written approval before publishing or submitting for publication any material that relates to my work at the Company and/or incorporates any Proprietary Information. To ensure that the Company delivers a consistent message about its products, services and operations to the public, and further in recognition that even positive statements may have a detrimental effect on the Company in certain securities transactions and other contexts, any statement about the Company which I create, publish or post during my period of employment and for six (6) months thereafter, on any media accessible by the public, including but not limited to electronic bulletin boards and Internet-based chat rooms, must first be reviewed and approved by an officer of the Company before it is released in the public domain.

14. No Employment Obligation. I understand that this Agreement does not create an obligation on the Company or any other person to continue my employment. I acknowledge that, unless otherwise agreed in a formal written employment agreement signed on behalf of the Company by an authorized officer, my employment with the Company is at will and therefore may be terminated by the Company or me at any time and for any reason.

15. Survival and Assignment by the Company. I understand that my obligations under this Agreement will continue in accordance with its express terms regardless of any changes in my title, position, duties, salary, compensation or benefits or other terms and conditions of employment. I further understand that my obligations under this Agreement will continue following the termination of my employment regardless of the manner of such termination and will be binding upon my heirs, executors and administrators. The Company will have the right to assign this Agreement to its affiliates, successors and assigns. I expressly consent to be bound by the provisions of this Agreement for the benefit of the Company or any parent, subsidiary or affiliate to whose employ I may be transferred without the necessity that this Agreement be resigned at the time of such transfer.

16. Disclosure to Future Employers. I will provide a copy of this Agreement to any prospective employer, partner or coventurer prior to entering into an employment, partnership or other business relationship with such person or entity.

17. Severability. In case any provisions (or portions thereof) contained in this Agreement shall, for any reason, be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect the other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. If, moreover, any one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to duration, geographical scope, activity or subject, it shall be construed by limiting and reducing it, so as to be enforceable to the extent compatible with the applicable law as it shall then appear.

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18. Interpretation. This Agreement will be deemed to be made and entered into in the Commonwealth of Massachusetts, and will in all respects be interpreted, enforced and governed under the laws of the Commonwealth of Massachusetts. I hereby agree to consent to personal jurisdiction of the state and federal courts situated within Suffolk County, Massachusetts for purposes of enforcing this Agreement, and waive any objection that I might have to personal jurisdiction or venue in those courts.

19. Entire Agreement. This Agreement constitutes the entire and only agreement between the Company and me respecting the subject matter hereof, and supersedes all prior agreements and understandings, oral or written, between us concerning such subject matter. No modification, amendment, waiver or termination of this Agreement or of any provision hereof will be binding unless made in writing and signed by an authorized officer of the Company. Failure of the Company to insist upon strict compliance with any of the terms, covenants or conditions hereof will not be deemed a waiver of such terms, covenants or conditions. In the event of any inconsistency between this Agreement and any other contract between the Company and me, the provisions of this Agreement will prevail.

[End of Text]

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EXHIBIT A

To:	Sage Therapeutics, Inc.

From:	/s/ Albert J. Robichaud
Albert J. Robichaud

Date:	11/7/11

SUBJECT:	Prior Inventions

The following is a complete list of all inventions or improvements relevant to the subject matter of my employment by the Company that have been made or conceived or first reduced to practice by me alone or jointly with others prior to my engagement by the Company:

☒	No inventions or improvements

☐	See below:

☐	Additional sheets attached

The following is a list of all patents and patent applications in which I have been named as an inventor:

☐	None

☒	See below:

See attached

I UNDERSTAND THAT THIS AGREEMENT AFFECTS IMPORTANT RIGHTS. BY SIGNING BELOW, I CERTIFY THAT I HAVE READ IT CAREFULLY AND AM SATISFIED THAT I UNDERSTAND IT COMPLETELY.

IN WITNESS WHEREOF, the undersigned has executed this agreement as a sealed instrument as of the date set forth below.

Signed:	/s/ Albert J. Robichaud

Type or print name:	Albert J. Robichaud

Social Security Number:	[Redacted]	Date:	11/7/11

Albert J. Robichaud

1)	Haydar, Simon Nicolas; Andrae, Patrick Michael; Yun, Heedong; Robichaud, Albert Jean. 1-(Arylsulfonyl)-4-(piperazin-1-yl)-1H-benzimidazole compounds as 5-hydroxytryptamine-6 receptor ligands and their preparation and use in the treatment of diseases. U.S. Pat. Appl. Publ. (2010), US 20100120779 A1 20100513.

2)	Liu, Kevin Guangcheng; Robichaud, Albert Jean; Lo, Jennifer Rebecca. Preparation of 1-substituted-3-(naphthalen-1-ylsulfonyl)-5-(piperazin-1-yl)-1H-indazole compounds as 5-HT6 modulators for the treatment of central nervous system disorders. Int. Appl. (2009), WO 2009155399 A1 20091223.

3)	Zhou, Dahui; Gross, Jonathan Laird; Robichaud, Albert Jean. Preparation of isoquinolinone and isoindolinone derivatives and analogs thereof as histamine-3 antagonists. U.S. Pat. Appl. Publ. (2009), US 2009069370 Al 20090312 CAN 150:329630 AN 2009:294148

4)	Zhou, Dahui; Gross, Jonathan Laird; Robichaud, Albert Jean. Preparation of isoquinolinyl and isoindolinyl derivatives as histamine-3 antagonists. U.S. Pat. Appl. Publ. (2009), US 2009069300 A1 20090312 CAN 150:329629 AN 2009:292106

5)	Gross, Jonathan Laird; Robichaud, Albert Jean; Mazzacani, Alessandro; Williams, Marla Jean. Aminoalkylazole derivatives as histamine-3 antagonists. PCT Int. Appl. (2009), WO 2009012252 A1 20090122 AN 2009:93281

6)	Zhou, Dahui; Sze, Jean Yi-Ching; Gross, Jonathan Laird; Robichaud, Albert Jean. Preparation of azacyclylbenzamide derivatives as histamine-3 antagonists for treating CNS disorders. U.S. Pat. Appl. Publ. (2008), US 2008293771 A1 20081127 CAN 150:20002 AN 2008:1431063

7)	Malamas, Michael Sotirios; Robichaud, Albert Jean; Porte, Alexander Michael; Morris, Koi Michele; Solvibile, William Ronald; Kim, Ji-In. Preparation of amino-5-[4-(difluoromethoxy)phenyl]-5-phenylimidazolone derivatives as inhibitors of ß-secretase. PCT Int. Appl. (2008), WO 2008118379 A2 20081002 CAN 149:425937 AN 2008:1188199

8)	Malamas, Michael Sotirios; Robichaud, Albert Jean; Porte, Alexander Michael; Solvibile, William Ronald; Morris, Koi Michele; Antane, Schuyler Adam; Kim, Ji-Ln; Mcdevitt, Robert Emmett. Amino-5-[substituted-4-(difluoromethoxy)phenyl]-5-phenylimidazolone compounds as ß-secretase inhibitors and their preparation, and use in the treatment of ß-amyloid deposits and neurofibrillary tangles. PCT Int. Appl. (2008), WO 2008115552 A1 20080925 CAN 149:402355 AN 2008:1157587

9)	Solvibile, William Ronald; Kim, Ji-ln; Williams, Marla Jean; Gross, Jonathan Laird; Robichaud, Albert Jean. N-substituted-azacyclylamines as histamine-3 antagonists. PCT Int. Appl. (2008), WO 2008045371 A2 20080417 AN 2008:473559.

10)	Yan, Yinfa; Zhou, Ping; Fan, Yi; Robichaud, Albert Jean; Malamas, Michael Sotirios. Preparation of indolylalkylpyridin-2-amines for the inhibition of ß-secretase. PCT Int. Appl. (2008), WO 2008036196 A2 20080327 CAN 148:355623 AN 2008:381465.

PLEASE DO NOT DISTRIBUTE WITHOUT MY KNOWLEDGE AND PERMISSION

11)	Liu, Kevin; Lo, Jennifer Rebecca; Robichaud, Albert Jean; Elokdah, Hassan Mahmoud. Preparation of 1-sulfonylindazolylamine and - amide derivatives as 5-hydroxytryptamine-6 ligands. U.S. Pat. Appl. Publ. (2007), US 2007281922 A1 20071206 CAN 148:33727 AN 2007:1396599.

12)	Liu, Kevin; Robichaud, Albert Jean; Elokdah, Hassan Mahmoud. Preparation of piperazinylbenzoxazole and -benzothiazole derivatives as 5-hydroxytryptamine-6 ligands. U.S. Pat. Appl. Publ. (2007), US 2007281945 A1 20071206 CAN 148:33772 AN 2007:1395302.

13)	Greenfield, Alexander Alexei; Grosanu, Cristina; Elokdah, Hassan Mahmoud; Robichaud, Albert Jean. Dihydro[1,4]dioxino[2,3-e]indazole derivatives as 5-hydroxytryptamine-6 ligands. U.S. Pat. Appl. Publ. (2007), US 2007244179 A1 20071018 CAN 147:462303 AN 2007:1176089.

14)	Elokdah, Hassan Mahmoud; Greenfield, Alexander Alexei; Grosanu, Cristina; Robichaud, Albert Jean. Substituted-dihydro[1,4]oxazino[2,3,4-hi]indazole derivatives as 5-HT6 ligands. U.S. Pat. Appl. Publ. (2007), US 2007244106 A1 20071018 CAN 147:462302 AN 2007:1175616.

15)	Greenfield, Alexander Alexei; Grosanu, Cristina; Elokdah, Hassan Mahmoud; Robichaud, Albert Jean. Dihydro[1,4]oxazino[2,3,4-hi]indazole derivatives as 5-hydroxytryptamine-6 ligands. U.S. Pat. Appl. Publ. (2007), US 2007244105 A1 20071018 CAN 147:462301 AN 2007:1175592.

16)	Liu, Kevin; Robichaud, Albert Jean; Lo, Jennifer Rebecca; Elokdah, Hassan Mahmoud. Preparation of 5-arylsulfonyl-3-heterocyclylindazoles as 5-hydroxytryptamine-6 ligands. U.S. Pat. Appl. Publ. (2007), US 2007238724 A1 20071011 CAN 147:448770 AN 2007:1149789.

17)	Cole, Derek Cecil; Asselin, Magda; Stock, Joseph Raymond; Robichaud, Albert Jean; Kim, Ji-In; Solvibile, William Ronald; Gross, Jonathan Laird. Preparation of N-substituted-azacyclylamines as histamine-3 antagonists for treating CNS disorders. U.S. Pat. Appl. Publ. (2007), US 2007219240 A1 20070920 CAN 147:365500 AN 2007:1054302.

18)	McDevitt, Robert E.; Li, Yanfang; Robichaud, Albert J.; Heffernan, Gavin D.; Coghlan, Richard D.; Bernotas, Ronald C. Preparation of sulfonyl substituted 1H-indoIes as ligands for the 5-hydroxytryptamine receptors, particularly 5-HT6 and 5-HT2A receptors, and inhibitors of norepinephrine reuptake. PCT Int. Appl. (2007), WO 2007084841 A2 20070726 CAN 147:211728 AN 2007:815018

19)	Malamas, Michael Sotirios; Erdei, James Joseph; Fobare, William Floyd; Quagliato, Dominick Anthony; Antane, Schuyler Adam; Robichaud, Albert Jean. Preparation of imidazolone derivatives as inhibitors of ß-secretase. U.S. Pat. Appl. Publ. (2007), US 2007072925 A1 20070329 CAN 146:379977 AN 2007:359158.

20)	Elokdah, Hassan Mahmoud; Greenfield, Alexander Alexei; Liu, Kevin; Mcfarlane, Geraldine Ruth; Grosanu, Cristina; Lo, Jennifer Rebecca; Robichaud, Albert Jean. Preparation of azinyl-3-sulfonylindazole derivatives as 5-hydroxytryptamine-6 ligands. U.S. Pat. Appl. Publ. (2007), US 2007054896 A1 20070308 CAN 146:316910 AN 2007:258907.

21)	Elokdah, Hassan Mahmoud; Greenfield, Alexander Alexei; Liu, Kevin; McDevitt, Robert Emmett; McFarlane, Geraldine Ruth; Grosanu, Cristina; Lo, Jennifer Rebecca; Li, Yanfang; Robichaud, Albert Jean; Bernotas, Ronald Charles. Preparation of substituted-3-sulfonylindazoIe derivatives as 5-HT6 receptor modulators for treating CNS disorders. U.S. Pat. Appl. Publ. (2007), US 2007037802 A1 20070215 CAN 146:251839 AN 2007:175473.

PLEASE DO NOT DISTRIBUTE WITHOUT MY KNOWLEDGE AND PERMISSION

22)	Zhou, Ping; Malamas, Michael Sotirios; Li, Yanfang; Robichaud, Albert Jean; Quagliato, Dominick Anthony. Preparation of aminoheteroarylimidazolone compds. for use as ß-secretase modulators to treat ß-amyloid and neurofibrillary tangle associated diseases. U.S. Pat. Appl. Publ. (2007), US 2007004730 A1.

23)	Malamas, Michael Sotirios; Fobare, William Floyd; Solvibile, William Ronald; Lovering, Frank Eldridge; Condon, Jeffrey Scott; Robichaud, Albert Jean. Amino-pyridines as inhibitors of ß-secretase and their preparation, and pharmaceutical compositions. U.S. Pat. Appl. Publ. (2006), US 2006173049 A1.

24)	Dollings, Paul Jeffrey; Dietrich, Arlene Joan; Havran, Lisa Marie; Chong, Chae-Koo Dan; Huryn, Donna Mary; Robichaud, Albert Jean; Harrison, Boyd Lynn; Childers, Wayne Everett; Greenfield, Alexander A.; Bicksler, James Jacob. Preparation of pyrimidoindolones as caspase inhibitors for treatment of inflammation, neurodegeneration, and ischemic injury. U.S. Pat. Appl. Publ. (2005), US 2005250798 A1 20051110 CAN 143:460177 AN 2005:1201027

25)	Lee, Taekyu; Deng, Wei; Robichaud, Albert J. Substituted hexahydro-pyridoindole derivatives as serotonin receptor agonists and antagonists. U.S. Pat. Appl. Publ. (2005), US 2005239768 A1 20051027 CAN 143:416275 AN 2005:1155522

26)	Bernotas, Ronald Charles, Yan, Yin fa, Robichaud, Albert Jean, Liu, Guangcheng. Preparation of heterocyclyl-3-sulfonylindazoles as 5-hydroxytryptamine-6 ligands. U.S. Pat. Appl. Publ. (2004) US 2004167122 A1.

27)	Robichaud, Albert J.; Lee, Taekyu; Deng, Wei; Mitchell, Ian S.; Yang, Michael G.; Haydar, Simon; Chen, Wenting; McClung, Christopher D.; Calvello, Emilie J.; Zawrotny, David M. Substituted heterocycle fused gamma-carbolines. U.S. Pat. Appl. Publ. (2004), Cont.-in-part of U.S. Ser. No. 370,878. US 2004220178 A1.

28)	Robichaud, Albert J.; Lee, Taekyu; Deng, Wei; Mitchell, Ian S.; Chen, Wenting; McClung, Christopher D.; Calvello, Emilie J.; Zawrotny, David M. Preparation of heterocyclo-fused ß-carbolines for treatment of addictive behavior and sleep disorders. U.S. Pat. Appl. Publ. (2004), Cont.-in-part of U.S. Ser. No. 370,872. US 2004209864 A1.

29)	Robichaud, Albert J.; Fevig, John M.; Mitchell, Ian S.; Lee, Taekyu; Chen, Wenting; Cacciola, Joseph. Preparation of tetracyclic pyridoindoles as serotonin agonists and antagonists for the treatment of schizophrenia or depression. U.S. Pat. Appl. Publ. (2004), Cont.-in-part of U.S. Pat. Appl. 2002 173,503. US 2004186094 A1.

30)	Lee, Taekyu; Chen, Wenting; Deng, Wei; Robichaud, Albert; Wexler, Ruth. Preparation of substituted tricyclic gamma-carbolines as serotonin receptor agonists and antagonists. PCT Int. Appl. (2004), WO 2004056324 A2.

31)	Robichaud, Albert J.; Mitchell, Ian S. Aryl and aminoaryl substituted serotonin receptor agonist and antagonist ligands. U.S. Pat. Appl. Publ. (2003), US 2003153576 A1 20030814 CAN 139:159954 AN 2003:633282

32)	Robichaud, Albert, J., Fevig, John M., Mitchell, Ian S., Lee, Taekyu, Chen, Wenting, Cacciola, Joseph. Preparation of pyridoindoles as human serotonin receptor 5-HT2C agonists and 5-HT2A antagonists. PCT Int. Appl. (2002), 409 pp. WO 0259129 A2.

PLEASE DO NOT DISTRIBUTE WITHOUT MY KNOWLEDGE AND PERMISSION

33)	Robichaud, Albert J., Mitchell, Ian S., Lee, Taekyu, Chen, Wenting. Preparation of pyrazinoquinoxalines as human serotonin receptor 5-HT2C agonists and 5-HT2A antagonists. PCT Int. Appl. (2002), 198 pp. WO 0259127 A2.

34)	Robichaud, Albert, J., Mitchell, Ian S. Aryl and aminoaryl substituted serotonin receptor agonist and antagonist ligands. PCT Int. Appl. (2002), WO 259082 A2.

35)	Robichaud, Albert J.; Lee, Taekyu; Deng, Wei; Mitchell, Ian S.; Haydar, Simon; Chen, Wenting; McClung, Christopher D.; Calvello, Emilie J. B.; Zawrotny, David M. Preparation of substituted heterocycle fused gamma-carbolines. PCT Int. Appl. (2000), WO 0077010 A2.

36)	Robichaud, Albert J.; Lee, Taekyu; Deng, Wei; Mitchell, lan S.; Yang, Michael Guang; Haydar, Simon; Chen, Wenting; Mc, Clung Christopher D.; Calvello, Emilie J. B.; Zawrotny, David M. Preparation of substituted heterocycle fused gamma-carbolines. PCT Int. Appl. (2000), WO 0077002 A

37)	Robichaud, Albert J.; Lee, Taekyu; Deng, Wei; Mitchell, Ian S.; Chen, Wenting; McClung, Christopher D.; Calvello, Emilie J. B.; Zawrotny, David M. Preparation of substituted heterocyclo gamma-carbolines as serotonin agents. PCT Int. Appl. (2000), WO 0077001 A1

38)	Maccoss, Malcolm; Mills, Sander G.; Shah, Shrenik K.; Chiang, Yuan-ching, P.; Robichaud, Albert J.; Dunn, Patrick T.; Koyama, Hiroo. Preparation of spiro-substituted azacycles as neurokinin antagonists. (2000), US Patent 6013652.

39)	Caldwell, Charles G.; Chiang, Yuan-ching; Dorn, Conrad; Finke, Paul; Hale, Jeffrey; Maccoss, Malcolm; Mills, Sander; Robichaud, Albert. Preparation of phenyl-spiro(cycloalkyl ethers) as tachykinin receptor antagonists. (1999), US Patent 5,877,191.

40)	Caldwell, Charles G.; Chiang, Yuan-ching; Dorn, Conrad; Finke, Paul; Hale, Jeffrey; Maccoss, Malcolm; Mills, Sander; Robichaud, Albert. Preparation of diphenyloxaspiroalkanes as tachykinin receptor antagonists. PCT Int. Appl. (1998), WO 9817660 A1.

41)	Caldwell, Charles G.; Chen, Ping; Durette, Philippe L.; Finke, Paul; Hale, Jeffrey; Holson, Edward; Kopka, Ihor; Maccoss, Malcolm; Meurer, Laura; Mills, Sander G.; Robichaud, Albert. Preparation of arylcycloalkanes as tachykinin receptor antagonists. (1998), US Patent 5,750,549.

42)	Finke, Paul E.; Maccoss, Malcom; Meurer, Laura C.; Mills, Sander G.; Caldwell, Charles G.; Chen, Ping; Durette, Philippe L.; Hale, Jeffery; Holson, Edward; Kopka, Ihor; Robichaud, Albert. Cyclopentyl tachykinin receptor antagonists. (1997), U.S. Patent 5,607,936.

43)	Chiang, Yuan-Ching P., Finke, Paul. E., MacCoss, Malcolm, Meurer, Laura C., Miller, Daniel J., Mills, Sander G., Robichaud, Albert J., Shah, Shrenik K. Preparation of arylpiperazines as neurokinin antagonists. PCT Int Appl (1996), WO 96/10568.

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